                                                                      Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                    ----------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 1999
                         ------------------------------



Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

             1. Statement of Cash Available for Distribution for the three months ended September 30, 1999:

                  Net income                                                                      $  139,000
                  Add:    Depreciation and amortization charged to income not
                          affecting cash available for distribution                                   21,000
                          Minimum lease payments received, net of interest
                          income earned, on leases accounted for under the
                          financing method                                                            78,000
                          Cash from reserves                                                         375,000

                  Less:   Mortgage principal payments                                               (461,000)

                          Cash Available for Distribution                                         $  152,000
                                                                                                  ==========
                          Distributions Allocated to General Partners                                 12,000
                                                                                                  ==========
                          Distributions Allocated to Limited Partners                             $  140,000
                                                                                                  ==========


             2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1999:



                        Entity Receiving                                Form of
                          Compensation                               Compensation                            Amount
                        ----------------                             ------------                            ------

                  Winthrop
                  Management LLC                        Property Management Fees                               $4,000

                  WFC Realty Co., Inc.
                  (Initial Limited Partner)             Interest in Cash Available for Distribution            $   70

                  One Winthrop Properties, Inc.         Interest in Cash Available for Distribution            $4,000
                  (General Partner)

                  Linnaeus-Hampshire Realty
                  Limited Partnership
                  (General Partner)                     Interest in Cash Available for Distribution            $8,000

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